UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 10, 2019

Micron Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices, including zip code)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	NASDAQ Global Select Market
Common Stock Purchase Rights	MU	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into Material Definitive Agreement.

On July 10, 2019, Micron Technology, Inc. (“Micron”) entered into an underwriting agreement with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company of $900,000,000 aggregate principal amount of 4.185% senior unsecured notes due February 15, 2027 (the “2027 Notes”) and $850,000,000 aggregate principal amount of 4.663% senior unsecured notes due February 15, 2030 (the “2030 Notes,” together with the 2027 Notes, the “Notes”).  The Notes were issued and sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-220882), including the prospectus contained therein, filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, a preliminary prospectus supplement dated July 10, 2019 and a related final prospectus supplement dated July 10, 2019.  The transaction closed on July 12, 2019.

Underwriting Agreement

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Supplemental Indenture

Each series of Notes was issued pursuant to an indenture, dated as of February 6, 2019 (the “Base Indenture”), as supplemented by a second supplemental indenture, dated as of July 12, 2019 (the “Supplemental Indenture” and referred to together with the Base Indenture as the “Indenture”), between Micron and U.S. Bank National Association, as trustee. The Indenture contains certain covenants, events of default and other customary provisions.

The 2027 Notes bear interest at a rate of 4.185% per year and will mature on February 15, 2027.  The 2030 Notes bear interest at a rate of 4.663% per year and will mature on February 15, 2030.  Interest on the 2027 Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2020.  Interest on the 2030 Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2020.

Micron may redeem some or all of the Notes of each series, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes of that series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Notes of such series matured on the applicable Par Call Date (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 35 basis points for the 2027 Notes and 40 basis points for the 2030 Notes, plus, in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.

In addition, Micron may redeem any 2027 Notes or 2030 Notes on or after the applicable Par Call Date at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.  The Notes are unsecured and rank equally in right of payment with all of Micron’s other unsecured senior indebtedness.

If Micron experiences specified change of control triggering events, Micron must offer to repurchase the Notes of each series at a price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any.

“Par Call Date” means (i) December 15, 2026 with respect to any 2027 Notes (two months prior to the maturity date of the 2027 Notes) and (ii) November 15, 2029 with respect to any 2030 Notes (three months prior to the maturity date of the 2030 Notes).

The Indenture contains limited affirmative and negative covenants of Micron, each of which is subject to a number of limitations and exceptions in the Indenture. The negative covenants restrict the ability of Micron and certain of its subsidiaries to incur liens on principal property (as defined in the Indenture); to engage in sale and lease-back transactions with respect to any principal property; and the ability of Micron to consolidate, merge or convey, transfer or lease all or substantially all of its properties and assets.

Events of default under the Indenture include a failure to make payments, non-performance of affirmative and negative covenants, and the occurrence of bankruptcy and insolvency-related events. Micron’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

Micron intends to use a substantial portion of the net proceeds of the offering of the Notes to fund the purchase price for Intel Corporation’s (“Intel”) noncontrolling interest in IM Flash Technologies, LLC (“IM Flash”) and IM Flash debt owed to Intel. Micron intends to use the remaining net proceeds of the offering for general corporate purposes, which may include capital expenditures, working capital and the repayment, repurchase, redemption or other retirement of its other existing indebtedness.

The foregoing description of certain terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture, the form of the 2027 Notes and the form of the 2030 Notes which are filed with this report as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.

Item 8.01   Other Events.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Micron, has issued an opinion to Micron dated July 12, 2019 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated July 10, 2019, by and among Micron Technology, Inc. and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters on Schedule I attached thereto

4.1	Indenture, dated February 6, 2019, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee, filed as Exhibit 4.1 to Micron’s Form 8-K filed on February 6, 2019
4.2	Supplemental Indenture, dated July 12, 2019, by and between Micron Technology, Inc. and U.S. Bank National Association, as Trustee
4.3	Form of Note for Micron Technology, Inc.’s 4.185% Notes due 2027 (incorporated by reference from Exhibit 4.2 hereto)
4.4	Form of Note for Micron Technology, Inc.’s 4.663% Notes due 2030 (incorporated by reference from Exhibit 4.2 hereto)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

By:	/s/ David A. Zinsner
David A. Zinsner
Senior Vice President and Chief Financial Officer

Date:  July 12, 2019